Exhibit 1.1

FORM OF

UNDERWRITING AGREEMENT

BETWEEN

PACIFIC RESTAURANT HOLDINGS, INC.

AND

JESUP & LAMONT SECURITIES CORPORATION

DATED: ____________, 2008

PACIFIC RESTAURANT HOLDINGS, INC.
1,700,000 UNITS
UNDERWRITING AGREEMENT
New York, New York

_________, 2008

Jesup & Lamont Securities Corporation
650 Fifth Avenue
New York, NY 10019

Ladies and Gentlemen:

The undersigned, Pacific Restaurant Holdings, Inc., a Delaware corporation (the “Company”), hereby confirms its agreement with Jesup & Lamont Securities Corporation (being referred to herein variously as “you,” “Jesup” or the “Representative”) and the other underwriters named on Schedule I hereto for which Jesup is acting as Representative (the Representative and the other Underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1. PURCHASE AND SALE OF SECURITIES.

1.1 FIRM SECURITIES.

1.1.1 PURCHASE OF FIRM SECURITIES. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters an aggregate of 1,700,000 units (the “Firm Securities”), with each unit (the “Unit”) consisting of one share of the Company’s common stock, $0.001 par value (the “Common Stock”) and one warrant (the “Warrant”) at a purchase price (net of discounts and commissions) of $[___] per Unit. Each Warrant will entitle the holder thereof to purchase one share of Common Stock at a purchase price of $7.20 per share. The shares of Common Stock and the Warrants included in the Firm Units will not be separately transferable until six months after the closing of the offering (the “Closing”) unless Jesup informs the Company of its decision to allow earlier separate trading, whereupon the Company will issue a press release announcing that separate trading will begin. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Securities set forth opposite their respective names on Schedule I attached hereto and made a part hereof. The Firm Securities are to be offered initially to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2 DELIVERY AND PAYMENT. Delivery and payment for the Firm Securities shall be made at 10:00 A.M., New York time, on or before the third business day following the date that the Firm Securities commence trading or at such earlier time as the Representative shall determine, or at such other time as shall be agreed upon by the Representative and the Company, at the offices of counsel to the Representative or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Securities are called the “Closing Date.” Payment for the Firm Securities shall be made on the Closing Date by wire transfer in immediately available funds, payable to the order of the Company upon delivery to you by either electronic transfer of the Firm Securities or of certificates (in form and substance reasonably satisfactory to the Underwriters) representing the Firm Securities for the account of the Underwriters. Any certificates representing the Firm Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Securities for delivery at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Representative for all the Firm Securities.

1.2 OVER-ALLOTMENT OPTION.

1.2.1 OPTION SECURITIES. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Securities, the Underwriters are hereby granted an option to purchase up to an additional 15%, or 225,000 Units from the Company (“Over-allotment Option”). Such additional 225,000 Units are hereinafter referred to as the “Option Securities.” The Firm Securities and the Option Securities, together with the shares of Common Stock issuable upon exercise of the Warrants, are hereinafter referred to collectively as the “Public Securities.” The purchase price to be paid for the Option Securities will be the same price per Option Security as the price per Firm Security set forth in Section 1.1.1 hereof.

1.2.2 EXERCISE OF OPTION. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Securities within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Securities prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option Securities to be purchased and the date and time for delivery of and payment for the Option Securities (the “Option Closing Date”), which will not be later than five full business days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place as shall be agreed upon by the Company and the Representative. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Securities specified in such notice.

1.2.3 PAYMENT AND DELIVERY. Payment for the Option Securities will be at the Representative’s election by wire transfer in immediately available funds, payable to the order of the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company upon delivery to you by either certificates representing such securities or electronic delivery of the securities for the Underwriters. The certificates representing the Option Securities to be delivered will be in such denominations and registered in such names as the Representative requests not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The Company will permit the Representative to examine and package the Option Securities for delivery not less than one full business day prior to such Closing Date.

1.3 REPRESENTATIVE’S PURCHASE OPTION. At the Closing, the Company shall sell to Jesup (or its designated affiliates), for $100, an option (the “Representative’s Purchase Option”) for the purchase of up to a total of 170,000 Units (10% of the total number of Units being sold in the Offering, not including the Over-allotment Option) (the “Representative Units”) at a per Unit price of $[___] (120% of the public offering price of the Firm Securities). Each of the Representative’s Units is identical to the Firm Securities except that the Warrants included in the Representative’s Units (the “Representative’s Warrants”) shall have an exercise price of $8.64 (120% of the exercise price of the Warrants included in the Firm Securities). The Representative’s Purchase Option will be non-exercisable for six months after the Effective Date and will expire in five years from the Effective Date. The Representative’s Purchase Option may not be transferred, assigned or hypothecated for a period of one year following the Effective Date, except that they may be assigned, in whole or in part, to any successor, officer, manager or member of the Underwriters (or to officers, managers or members of any such successor or member), and to members of the selling group. The Representative’s Purchase Option may be exercised as to all or a lesser number of shares of Common Stock at the Company’s expense, and shall contain net exercise provisions, one demand registration at the Company’s expense, one additional demand registration at the warrantholder’s expense, and unlimited “piggyback” registration rights for a period of five years after the Closing at the Company’s expense. The Representative’s Purchase Option shall further provide for (a) weighted average adjustment in the number and price of such warrants (and the shares of Common Stock underlying such warrants) for a period of two years from the Closing for issuances of securities at less than the public offering price in the Offering, subject to customary adjustments, and (b) for the entire term of the Representative’s Purchase Option, further customary adjustments to prevent dilution. The Representative’s Purchase Option, the Representative’s Units, the Representative’s Warrants and the shares of Common Stock issuable upon exercise of the Representative’s Warrants are hereinafter referred to collectively as the “Representative’s Securities.” The Public Securities and the Representative’s Securities are hereinafter referred to collectively as the “Securities.” The Representative understands and agrees that there are significant restrictions against transferring the Representative’s Purchase Option during the first year after the Effective Date, as set forth in Section 3 of the Representative’s Purchase Option.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriters as follows:

2.1 FILING OF REGISTRATION STATEMENT.

2.1.1 PURSUANT TO THE ACT. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form SB-2 (File No. 333-146299), including any related preliminary prospectus (“Preliminary Prospectus”), for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date or such later date as may be determined by the Representative (or, if applicable, the form of final prospectus filed with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the “Prospectus.” The Registration Statement has been declared effective by the Commission on the date hereof.

2.1.2 PURSUANT TO THE EXCHANGE ACT. The Company has filed with the Commission a registration statement on Form 8-A (File No. 000-____) providing for the registration under the Securities Exchange Act of 1934, as amended (“Exchange Act”), of the Common Stock and Warrants. Such registration of the Common Stock and Warrants has been declared effective by the Commission on the date hereof.

2.2 NO STOP ORDERS, ETC. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3 DISCLOSURES IN REGISTRATION STATEMENT.

2.3.1 SECURITIES ACT REPRESENTATION. At the time the Registration Statement becomes effective and at the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus and any amendment or supplement thereto, will conform in all material respects to the requirements of the Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations. The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished (or not furnished in the case of an omission) to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

2.3.2 DISCLOSURE OF CONTRACTS. The description in the Registration Statement and the Prospectus of contracts and other documents is accurate in all material respects and presents fairly the information required to be disclosed and there are no contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each contract or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and that is (i) referred to in the Prospectus, or (ii) material to the Company’s business, has been duly and validly executed by the Company and, to the Company’s knowledge, the other parties thereto, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such contracts or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. None of the material provisions of such contracts or instruments violates or will result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3 PRIOR SECURITIES TRANSACTIONS. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

2.4 CHANGES AFTER DATES IN REGISTRATION STATEMENT.

2.4.1 NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise may be specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business or business prospects of the Company and (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, that are material with respect to the condition, financial or otherwise, or to the results of operations, business or business prospects of the Company.

2.4.2 RECENT SECURITIES TRANSACTIONS, ETC. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5 INDEPENDENT ACCOUNTANTS. Tschopp, Whitcomb & Orr, P.A. (“TWO”), whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Act and the Regulations. TWO has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any prohibited non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6 FINANCIAL STATEMENTS. The financial statements, together with the notes thereto and supporting schedules included in the Registration Statement and Prospectus, present fairly the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The pro forma financial information set forth in the Registration Statement and Prospectus reflects all significant assumptions and adjustments relating to the business and operations of the Company.

2.7 AUTHORIZED CAPITAL; OPTIONS; ETC. The Company had at the date or dates indicated in the Prospectus duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions and adjustments stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as may be set forth in the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date there will be no outstanding or authorized subscriptions, options, warrants or other rights to purchase or otherwise acquire, or preemptive rights with respect to the issuance or sale of any Common Stock of the Company, including any obligations to issue any shares pursuant to anti-dilution provisions, or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities. Except as may be set forth in the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, the Company will not have any then-current obligations to pay principal, interest, or other monetary obligation on any class of equity securities or debt obligation of the Company.

2.8 VALID ISSUANCE OF SECURITIES; ETC.

2.8.1 OUTSTANDING SECURITIES. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability solely by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding options and warrants to purchase shares of Common Stock constitute valid and binding obligations of the Company, enforceable in accordance with their terms. The authorized Common Stock and outstanding options and warrants to purchase shares of Common Stock conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales by the Company of the outstanding Common Stock, options and warrants to purchase shares of Common Stock, and securities convertible into shares of Common Stock, were at all relevant times registered under the Act and registered or qualified under the applicable state securities or Blue Sky laws or exempt from such registration or qualification requirements.

2.8.2 SECURITIES SOLD PURSUANT TO THIS AGREEMENT. The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability solely by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement. When issued, the Representative’s Purchase Option, the Representative’s Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and the Representative’s Purchase Option, the Representative’s Units, the Representative’s Warrants and the Warrants will be enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.9 REGISTRATION RIGHTS OF THIRD PARTIES. Except as may be set forth in the Prospectus, no holders of any securities of the Company or of any options or warrants of the Company or other rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in the Registration Statement.

2.10 VALIDITY AND BINDING EFFECT OF AGREEMENTS. This Agreement, the Warrant Agreement (as hereinafter defined) and the Advisory Agreement (as hereinafter defined) have been duly and validly authorized by the Company and constitute, and the Representative’s Purchase Option, has been duly and validly authorized by the Company and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11 NO CONFLICTS, ETC. The execution, delivery, and performance by the Company of this Agreement, the Representative’s Purchase Option, the Warrant Agreement, and the Advisory Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both, (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, except which could not reasonably be expected to have a material adverse effect on the Company; (ii) result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company; (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except where such violation could not reasonably be expected to have a material adverse effect on the Company; or (iv) have a material adverse effect on any permit, license, certificate, registration, approval, consent, license or franchise of or concerning the Company.

2.12 NO DEFAULTS; VIOLATIONS. Except as may be described in the Prospectus, no material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. Except as may be described in the Prospectus, the Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13 CORPORATE POWER; LICENSES; CONSENTS.

2.13.1 CONDUCT OF BUSINESS. The Company has all requisite corporate power and authority, and has all necessary and material authorizations, approvals, orders, licenses, certificates and permits of and from all applicable governmental regulatory officials and bodies to own or lease its properties and conduct its business as described in the Prospectus, and the Company is and has been doing business in compliance with all such material authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local laws, rules and regulations. Any disclosures in the Registration Statement concerning the effects of federal, state and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact.

2.13.2 TRANSACTIONS CONTEMPLATED HEREIN. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, approval, authorization or order of, and no filing with, any court, government agency or other body is required for the valid authorization, issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Advisory Agreement and the Prospectus, except with respect to applicable federal and state securities laws.

2.14 TITLE TO PROPERTY; INSURANCE. The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than (i) those referred to in the Prospectus, (ii) liens for taxes not yet due and payable or (iii) those which do not materially effect the value of such property and do not materially interfere with the use made of such property by the Company. The Company has adequately insured its properties against loss or damage by fire or other casualty and maintains, in adequate amounts, such other insurance as is usually maintained by companies engaged in the same or similar business.

2.15 LITIGATION; GOVERNMENTAL PROCEEDINGS. Except as may be set forth in the Prospectus, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the properties or business of, the Company that might materially and adversely affect the financial position, value or the operation of the properties or the business of the Company, or that questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal, domestic or foreign, naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, its properties or business is bound or subject.

2.16 GOOD STANDING. The Company has been duly organized and validly exists as a corporation and is in good standing under the laws of the state of its incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a material adverse effect on the financial position or value or the operation of the properties or the business of the Company.

2.17 TAXES. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all undisputed portions of all taxes (as hereinafter defined) shown as due on such returns that were filed and, except as may be set forth in the Prospectus, has paid all taxes imposed on or assessed against the Company. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement, are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriter, (i) to the Company’s knowledge, no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term “taxes” refers to all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” refers to all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

2.18 EMPLOYEES’ OPTIONS. Except as may be set forth in the Prospectus, no shares of Common Stock (underlying outstanding options to purchase Common Stock) are eligible for sale pursuant to Rule 701 promulgated under the Act in the 12-month period following the Effective Date.

2.19 TRANSACTIONS AFFECTING DISCLOSURE TO FINRA.

2.19.1 FINDER’S FEES. Except as may be set forth in the Prospectus, the Company has not received any notice of claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriters or the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority (“FINRA”).

2.19.2 PAYMENTS WITHIN TWELVE MONTHS. Except as may be set forth in the Prospectus, and other than payments to the Representative set forth in this Agreement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter, assuming the accuracy of the information contained in the FINRA questionnaires received from each of the Company’s security holders.

2.19.3 USE OF PROCEEDS. None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

2.19.4 INSIDERS’ FINRA AFFILIATION. Except as may be set forth in the Prospectus, no officer or director of the Company or owner of any of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representative and FINRA if prior to the Closing Date or Option Closing Date, if any, it learns that any officer, director or stockholder of the Company is or becomes an affiliate or associated person of an FINRA member participating in the offering.

2.19.5 FINANCIAL ADVISORY AGREEMENT. On the Closing Date, the Company will enter into Jesup’s form of financial advisory agreement (the “Advisory Agreement”), pursuant to which Jesup shall be retained and shall serve as the Company’s exclusive financial advisor and investment banker. Jesup shall be compensated at the rate of six thousand dollars ($6,000) per month for a 24 month period; provided, however, the total amount under the advisory agreement, or $144,000, shall be paid upon the execution of the Advisory Agreement. If, during the period of the Advisory Agreement, a merger, acquisition, joint venture, strategic alliance, licensing or marketing arrangement or other business transaction or sale opportunity (the “Transaction”) arises for the Company, and if the services of an investment firm or business valuation firm are to be utilized, Jesup shall be retained to advise the Company. Fees to Jesup shall be five percent (5%) of the Legal Consideration, as such term is defined in the Engagement Letter between the Company and Jesup. All amounts payable to Jesup pursuant to this paragraph 2.19.5 are due and payable to the Underwriter, in cash or by certified check if the consideration is cash, or properly executed certificates or other writings evidencing beneficial ownership of Jesup if the consideration is other than cash, at the closing or closings of any Transaction. In the event that the Company does not retain Jesup’s advisory services, the Company shall pay Jesup a fee equal to two percent (2%) of the Legal Consideration upon closing of such transaction as a “Breakaway Fee.”

2.20 FOREIGN CORRUPT PRACTICES ACT. None of the Company or any of its officers, directors, or, to its knowledge, any of its employees, agents or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

2.21 AMERICAN STOCK EXCHANGE ELIGIBILITY. As of the Effective Date, the Public Securities will have been approved for listing on the American Stock Exchange (“AMEX”).

2.22 INTANGIBLES. The Company owns or possesses the requisite licenses or rights to use all trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other rights (collectively, “Intangibles”) described as being licensed to or owned by it in the Registration Statement. Except as described in the Prospectus, there is no claim or action by any person pertaining to, or proceeding pending or, to the Company’s knowledge, threatened relating to, and the Company has not received any notice of conflict with the asserted rights of others that challenges the exclusive right of the Company with respect to, any Intangibles used in the conduct of the Company’s business. To the Company’s knowledge, after due inquiry, the Intangibles and the Company’s current products, services and processes do not infringe on any Intangibles held by any third party. To the Company’s knowledge, no others have infringed upon the Intangibles of the Company.

2.23 RELATIONS WITH EMPLOYEES.

2.23.1 EMPLOYEE MATTERS. The Company is in compliance in all material respects with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. To the Company’s knowledge, there are no pending investigations involving the Company by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state and local laws and regulations. Except as may be set forth in the Registration Statement and the Prospectus, to the Company’s knowledge, there is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any predecessor entity, and none has ever occurred. To the Company’s knowledge, no question concerning representation exists respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company, if any.

2.23.2 EMPLOYEE BENEFIT PLANS. Other than as may be set forth in the Registration Statement and the Prospectus, the Company neither maintains, sponsors nor contributes to, nor is it required to contribute to, any program or arrangement that is an “employee pension benefit plan,” an “employee welfare benefit plan,” or a, “multi-employer plan” as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (“ERISA Plans”). The Company does not maintain or contribute to, and has at no time maintained or contributed to, a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (“Code”), that could subject the Company to any material tax penalty for prohibited transactions and that has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan that is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a “multi-employer plan.”

2.24 OFFICERS’ CERTIFICATE. Any certificate signed by any duly authorized officer of the Company and delivered directly to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby and as of the date given.

2.25 WARRANT AGREEMENT. The Company has entered into a warrant agreement with respect to the Warrants and the Representative’s Warrants substantially in the form filed as an exhibit to the Registration Statement (“Warrant Agreement”) with American Stock Transfer & Trust Company, providing for, among other things, no redemption of the Warrants without the consent of the Representative.

2.26 LOCK-UP AGREEMENTS. The Company has caused to be duly executed legally binding and enforceable agreements pursuant to which all of the officers and directors of the Company and all holders of more than 5% of the outstanding Common Stock of the Company, or securities exercisable for or convertible into, shares of Common Stock (including their family members and affiliates) (collectively, the “Insiders”), agree not to sell any shares of Common Stock or warrants or options to purchase, or other securities convertible into Common Stock owned by them (either pursuant to Rule 144 of the Regulations or otherwise) for a period of 12 months following the Closing except with the prior written consent of the Representative.

2.27 SUBSIDIARIES. Except as set forth on SCHEDULE 2.27, the Company does not own, in whole or in part, an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity (each a “Subsidiary” and collectively the “Subsidiaries”). The Subsidiaries set forth on SCHEDULE 2.27 are each duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation. The Company owns all of the capital stock or other ownership interest of the Subsidiaries free and clear of all liens, security interests and other encumbrances of any nature whatsoever, except as set forth on SCHEDULE 2.27 and in the Prospectus. The representations and warranties made by the Company in this Agreement shall also apply and be true with respect to each Subsidiary, taken as a whole with the Company and all other Subsidiaries, as if each representation and warranty contained herein made specific reference to the Subsidiaries each time the term “Company” is used.

2.28 ENVIRONMENTAL MATTERS. The Company has complied in all material respects with all applicable environmental laws.

2.29 LIABILITY INSURANCE. The Company maintains liability insurance of the type and in the amounts typically maintained by similar companies operating in the industry in which the Company operates.

2.30 Intentionally Omitted.

2.31 RELATED PARTY TRANSACTIONS. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement and Prospectus that have not been described as required.

2.32 STANDARD & POOR’S LISTING. Intentionally Omitted.

2.33 REGULATORY COMPLIANCE. The Company’s operations and ownership interests are in compliance in all material respects with all federal, state and agency standards, rules, regulations and requirements that are applicable to the Company as of the Effective Date, and comparable standards and agencies in the countries in which the Company operates.

2.34 BOARD OF DIRECTORS. The Board of Directors of the Company is comprised of the persons set forth in the “Management” section of the Prospectus. The qualifications of the persons serving as Board members and the overall composition of the Board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the AMEX (including those requirements that have been finalized or issued as of the date hereof with a date certain for effectiveness, but which are not yet effective). At least one member of the Board qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

2.35 NO STOP ORDERS. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or any part thereof.

2.36 NO NON-COMPETITION OBLIGATIONS. No director, officer or other employee of the Company is subject to any noncompetition agreement or non-solicitation agreement with any employer or prior employer that could materially affect his ability to be an employee, officer and/or director of the Company.

2.37 SARBANES-OXLEY COMPLIANCE.

2.37.1 DISCLOSURE CONTROLS. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.37.2 COMPLIANCE. The Company and each of its directors and its senior financial officers has consulted with the Company’s independent auditors and outside counsel with respect to, and is familiar in all material respects with, the requirements of the Sarbanes-Oxley Act of 2002. The Company is, or will be on the Effective Date, in compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all the provisions of the Sarbanes-Oxley Act of 2002.

3. COVENANTS OF THE COMPANY. The Company covenants and agrees as follows:

3.1 AMENDMENTS TO REGISTRATION STATEMENT. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2 FEDERAL SECURITIES LAWS.

3.2.1 COMPLIANCE. During the time when a Prospectus is required to be delivered under the Act, the Company will use all best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof, and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2 FILING OF FINAL PROSPECTUS The Company will file the Prospectus (in form and substance reasonably satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3 EXCHANGE ACT REGISTRATION. For a period of five years from the Effective Date, the Company will use its best efforts to maintain the registration of the Units and underlying securities pursuant to the provisions of Section 12 of the Exchange Act.

3.3 BLUE SKY FILINGS. Intentionally Omitted.

3.4 DELIVERY TO THE UNDERWRITERS OF PROSPECTUSES. The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Preliminary Prospectus and the Prospectus as such Underwriter may reasonably request.

3.5 EVENTS REQUIRING NOTICE TO THE REPRESENTATIVE. The Company will notify the Representative immediately and confirm the notice in writing (i) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (ii) if it becomes aware of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iii) of the mailing and delivery to the Commission for filing of any post-effective amendment or supplement to the Registration Statement or Prospectus, (iv) of the receipt of any comments or request for any additional information from the Commission, and (v) of the happening of any event during the period described in Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6 REVIEW OF FINANCIAL STATEMENTS. For a period of five years from the Effective Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (as described in Statement on Audited Standards No. 71 -- Interim Financial Information), but not audit, the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q or Form 10-QSB quarterly reports and the mailing of any quarterly financial information to stockholders.

3.7 AMEX MAINTENANCE. For a period of five years from the date hereof, the Company will use its best efforts to maintain the listing by the AMEX of the Units, the Common Stock, and, if outstanding, the Warrants.

3.8 STANDARD & POOR’S AND SECONDARY MARKET TRADING. Intentionally Omitted.

3.9 REGISTRATION OF COMMON STOCK UNDERLYING THE WARRANTS. The Company agrees that so long as the Warrants are exercisable, it shall file with the Commission post-effective amendments to the Registration Statement as necessary to maintain effectiveness of the Registration Statement (or new Registration Statements covering the Warrants and the Common Stock issuable upon exercise thereof) and it shall take such action as is necessary to qualify and/or maintain qualification for sale, in those states in which the Warrants were initially offered by the Company, the Common Stock issuable upon exercise of the Warrants. The Company shall maintain the effectiveness of such registration statement and keep current a prospectus thereunder and maintain such qualification until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. The provisions of this Section 3.9.2 may not be modified, amended or deleted without the prior written consent of the Underwriter.

3.10 REPORTS TO THE REPRESENTATIVE.

3.10.1 PERIODIC REPORTS, ETC. For a period of five years from the Effective Date, the Company will promptly furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time files with any governmental authority or furnishes generally to holders of any class of its securities, and promptly furnish to the Representative (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs that was released by the Company and (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company.

3.10.2 TRANSFER SHEETS AND WEEKLY POSITION LISTINGS. Until the earlier of (i) the date the Company’s securities are listed on the AMEX, or (ii) the third anniversary of the Closing Date, the Company will furnish to the Representative at the Company’s sole expense such transfer sheets and position listings of the Company’s securities as the Representative may request, including the daily, weekly and monthly consolidated transfer sheets of the transfer agent of the Company and the weekly position listings of the Depository Trust Company.

3.10.3 SECONDARY MARKET TRADING MEMORANDUM. Intentionally Omitted.

3.11 AGREEMENTS BETWEEN THE REPRESENTATIVE AND THE COMPANY.

3.11.1 REPRESENTATIVE’S PURCHASE OPTION. On the Closing Date, the Company will execute and deliver the Representative’s Purchase Option to Jesup or its designees in the form filed as an exhibit to the Registration Statement.

3.12 OFFER AND SALE OF SECURITIES. The Company will not, for a period of two (2) years following the Closing, offer, sell or distribute any of its securities, other than pursuant to the Company’s existing incentive compensation plan, at the then-fair market value without the prior written consent of Jesup. The sale of such securities shall be executed by Jesup. “Fair Market Value” shall mean the greater of (a) the average of the volume weighted average price of the Company’s Common Stock for each of the 20 trading days prior to the date of the original sale; and (b) the last sale price of the Common Stock, during normal operating hours, as reported on the AMEX or any other exchange or electronic quotation system on which the Common Stock is listed.

3.13 DISQUALIFICATION OF FORM SB-2 OR FORM S-1 (OR OTHER APPROPRIATE FORM). For a period equal to five years from the date hereof, the Company will not take any action or actions that may prevent or disqualify the Company’s use of Form SB-2 or Form S-1 (or other appropriate form) for the registration of the Warrants and the Representative’s Warrants and the securities issuable upon exercise of those Warrants under the Act.

3.14 PAYMENT OF EXPENSES.

3.14.1 GENERAL EXPENSES. The Company hereby agrees to pay on the Closing Date and, to the extent not paid on the Closing Date, on the Option Closing Date, (i) all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to, all filing fees and communication expenses relating to the registration of the Securities with the Commission and the filing of the offering materials with FINRA (including all COBRADesk fees when required); (ii) all fees and expenses relating to the listing of the Units, Common Stock and Warrants on AMEX and on such stock exchanges as the Company and Jesup together determine; it being agreed that the Company shall make a onetime payment of $5,000 to Jessup’s counsel in connection with such AMEX listing; (iii) the costs of all mailing, express mailing and printing of the underwriting documents (including this agreement, and, if appropriate, any agreement among underwriters, selected dealers’ agreement, underwriters’ questionnaires and powers of attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Jesup may reasonably deem necessary; (iv) the costs and expenses of a financial public relations firm; (v) the costs associated with “road shows,” including, without limitation, travel, meals, entertainment and lodging, and presentation forum expenses associated with such trips; (vi) the costs of preparing, printing and delivering certificates for the shares of Common Stock and the Warrants included in the Public Securities and the Representative’s Purchase Option; (vii) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $3,000 per individual; (viii) fees and expenses of the transfer agent and warrant agent; (ix) transfer taxes, if any, payable upon the transfer of securities from the Company to Jesup; (x) the costs associated with post-Closing Date advertising of the offering in the national edition of the Wall Street Journal and the New York Times; (xi) the preparation, binding and delivery of three (3) bound volumes of the public offering materials and transaction Lucite cubes or similar commorative items in a quantity as reasonably requested by the Representative; (xii) the fees and expenses of the Company’s accountants; and (xiii) the fees and expenses of the Company’s legal counsel and other agents and such representatives. The Company also agrees to engage and pay for an investigative search firm of the Representative’s choice (______) to conduct an investigation of the officers and directors of the Company, which amount will be credited against the Representative’s non-accountable expense allowance if the offering is consummated as provided herein. Upon Jesup’s reasonable request, the Company shall provide funds to pay all such fees, expenses, and disbursements, other than accounting and legal, in advance. The Representative may deduct from the net proceeds of the offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein and elsewhere in this Agreement to be paid by the Company to Jesup and/or to third parties.

3.14.2 NON-ACCOUNTABLE EXPENSES. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.14.1, it will pay to the Representative a non-accountable expense allowance equal to three (3%) percent of the gross proceeds received by the Company from the sale of the Firm Securities, of which $________ has been paid to date, and the Company will pay the balance on the Closing Date by certified or bank cashier’s check or, at the election of the Representative, by deduction from the proceeds of the offering contemplated herein. If the offering contemplated by this Agreement is not consummated for any reason whatsoever then the following provisions shall apply: The Company’s liability for payment to the Representative of the non-accountable expense allowance shall be equal to the sum of the Representative’s actual out-of-pocket expenses (including, but not limited to, counsel fees, “road-show” and due diligence expenses). The Representative shall retain such part of the non-accountable expense allowance previously paid as shall equal such actual out-of-pocket expenses. If the amount previously paid is insufficient to cover such actual out-of-pocket expenses, the Company shall remain liable for and promptly pay any other actual out-of-pocket expenses. If the amount previously paid exceeds the amount of actual out-of-pocket expenses, the Representative shall promptly remit to the Company any such excess.

3.15 APPLICATION OF NET PROCEEDS. The Company will apply the net proceeds from the offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus. The Company hereby agrees that, without the express prior written consent of the Representative, the Company will not apply any net proceeds from the offering to pay (i) any debt for borrowed funds or (ii) any debt or obligation owed to any Insider, except as described in the “Use of Proceeds” section of the Prospectus.

3.16 DELIVERY OF EARNINGS STATEMENTS TO SECURITY HOLDERS. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.17 KEY PERSON LIFE INSURANCE. The Company will maintain key person life insurance in an amount not less than $1,000,000 on the life of John M. Creed, to be in effect as of the Effective Date, and pay the annual premiums therefor and name the Company as the sole beneficiary thereof for at least three years following the Effective Date.

3.18 STABILIZATION. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.19 INTERNAL CONTROLS. The Company maintains and will continue to maintain a system of internal accounting controls that comply with the requirements of the Sarbanes-Oxley Act of 2002 (and the rules promulgated thereunder) and which are sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.20 ACCOUNTANTS AND LAWYERS. For a period of five years from the Effective Date, the Company shall retain independent public accountants and securities lawyers reasonably acceptable to the Representative. TWO and Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury Winthrop”) are acceptable to the Representative.

3.21 TRANSFER AGENT. For a period of five years from the Effective Date, the Company shall retain a transfer agent (“Transfer Agent”) for the Common Stock and Warrants reasonably acceptable to the Representative. American Stock Transfer & Trust Company is acceptable to the Representative.

3.22 FINRA. The Company shall advise the Representative if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Company’s Public Securities.

3.23 SALE OF SECURITIES. Subject to Section 2.26 hereof, the Company agrees not to permit or cause a private or public sale or private or public offering of any of its securities (in any manner, including pursuant to Rule 144 under the Act) owned nominally or beneficially by the Insiders for the time periods set forth in Section 2.26 following the Effective Date without obtaining the prior written consent of the Representative.

3.24 FORM S-8. The Company shall not file a registration statement on Form S-8 (or successor form) for a period of two years after the Effective Date, without the prior written consent of the Representative.

3.25 EMPLOYEE BENEFIT PLANS. The Company shall not increase the number of shares of common stock eligible for awards under any general employee benefit plan or adopt a new employee benefit plan for stock-based awards for a period of two years after the Effective Date, without the prior written consent of the Representative.

4. CONDITIONS OF THE UNDERWRITERS’ OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Securities, as provided herein, shall be subject to the continuing accuracy (in all material respects) of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1 REGULATORY MATTERS.

4.1.1 EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement has been declared effective on the date of this Agreement and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been instituted or shall be pending or, to the Company’s knowledge, contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Gersten Savage LLP, counsel to the Underwriters.

4.1.2 FINRA CLEARANCE. By the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.2 COMPANY COUNSEL MATTERS.

4.2.1 EFFECTIVE DATE OPINION OF COUNSEL. On the Effective Date, the Representative shall have received the opinions of Pillsbury Winthrop, general counsel to the Company, dated the Effective Date, addressed to the Representative and in form and substance satisfactory to Gersten Savage LLP, counsel to the Representative.

4.2.2 CLOSING DATE AND OPTION CLOSING DATE OPINION OF COUNSEL. On each of the Closing Date and the Option Closing Date, if any, the Representative shall have received the opinion of Pillsbury Winthrop, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative and in form and substance satisfactory to Gersten Savage LLP, counsel to the Underwriters, confirming as of the Closing Date and, if applicable, the Option Closing Date, the respective statements made by it in its opinion delivered on the Effective Date.

4.2.3 RELIANCE. In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters’ counsel) of other counsel reasonably acceptable to Underwriter’s counsel, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriters’ counsel if requested. The opinion of counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3 COLD COMFORT LETTER. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to Gersten Savage LLP, counsel for the Underwriters, from TWO, dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

(i) confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations;

(ii) stating that, (a) based on the performance of procedures specified by the American Institute of Certified Public Accountants for a review of the latest available unaudited interim financial statements of the Company (as described in Statement on Auditing Standards (“SAS”) No. 100 - “Interim Financial Information”), (b) with an indication of the date of the latest available unaudited interim financial statements, a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would lead them to believe that at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders’ equity of the Company as compared with amounts shown in the October 7, 2007 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from October 7, 2007 to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, or, in the case of clauses (b) and (c), if there was any such change or decrease, setting forth the amount of such decrease;

(iii) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, and work sheets, of the Company with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

(iv) statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request and as are typically included in auditor’s “comfort letters” to underwriters.

4.4 OFFICERS’ CERTIFICATES.

4.4.1 OFFICERS’ CERTIFICATE. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate, that is true and correct in fact, of the Company signed by the Chairman of the Board or the President and the Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions (subject to any materiality qualifications in any such covenants and conditions and in the representations and warranties) required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.4 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request, including a certificate certifying without any qualifications that no shareholder, officer or director of the Company has any affiliation with a member or affiliate of a member of FINRA, which certificate will be signed by each of the CEO, COO, CFO and Secretary of the Company.

4.4.2 SECRETARY’S CERTIFICATE. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying (i) that the By-Laws and Certificate of Incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5 NO MATERIAL CHANGES. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus, (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is materially adverse to the Company, taken as a whole, (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness which default would have a material adverse effect on the Company, (iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus, (v) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Initial Stockholders or affecting any of the Company’s property or business before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus, (vi) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (vii) the Registration Statement and the Prospectus and any amendments or supplements thereto contain all material statements that are required to be stated therein in accordance with the Act and the Regulations and conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6 DELIVERY OF AGREEMENTS. The Company has delivered to the Representative an executed copy of the Representative’s Purchase Option.

4.7 OPINION OF COUNSEL FOR THE UNDERWRITERS. All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to Gersten Savage LLP, counsel to the Underwriters, and you shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

5. INDEMNIFICATION.

5.1 INDEMNIFICATION OF UNDERWRITERS.

5.1.1 GENERAL. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“controlling person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Representative’s Purchase Option; or (iii) any application or other document or written communication (in this Section 5 collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, or the AMEX; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.4 hereof. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

5.1.2 PROCEDURE. If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter) and payment of actual expenses. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless: (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action; (ii) the Company shall not have employed counsel to have charge of the defense of such action; or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.1.3 INDEMNIFICATION OF THE COMPANY. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in Section 5.1, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

5.2 CONTRIBUTION.

5.2.1 CONTRIBUTION RIGHTS. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon (to the extent that it shall have actually been paid from the Trust Fund to the Underwriters as of each date a contribution obligation is payable hereunder; otherwise, the Underwriters’ contribution shall be limited to the underwriting discount paid on the Closing Date) ( the “Underwriters’ Contribution Percentage”) and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

5.2.2 CONTRIBUTION PROCEDURE. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute pursuant to this Section 5.2 are several and not joint.

6. DEFAULT BY AN UNDERWRITER.

6.1 DEFAULT NOT EXCEEDING 10% OF FIRM SECURITIES OR OPTION SECURITIES. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Securities or the Option Securities, if the over-allotment option is exercised, hereunder, and if the number of the Firm Securities or Option Securities with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Securities or Option Securities that all Underwriters have agreed to purchase hereunder, then such Firm Securities or Option Securities to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2 DEFAULT EXCEEDING 10% OF FIRM SECURITIES OR OPTION SECURITIES. In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm Securities or Option Securities, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Securities or Option Securities to which such default relates on the terms contained herein. If within one business day after such default relating to more than 10% of the Firm Securities or Option Securities you do not arrange for the purchase of such Firm Securities or Option Securities, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to you to purchase said Firm Securities or Option Securities on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Securities or Option Securities to which a default relates as provided in this Section 6, this Agreement may be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.14.2 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Securities, this Agreement will not terminate as to the Firm Securities; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3 POSTPONEMENT OF CLOSING DATE. In the event that the Firm Securities or Option Securities to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7. RIGHT TO APPOINT REPRESENTATIVES.

7.1 DESIGNATION OF ADVISOR AND OBSERVER. For a period of no less than two years from the Effective Date, the Company will engage a designee of Jesup as an advisor (the “Advisor”) to its Board of Directors, and one designee of Jesup as an observer (the “Observer”) to its Board of Directors where such Advisor and Observer shall attend meetings of the Board of Directors, receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors. During the two year period, the Company shall schedule no less than four quarterly meetings of its Board of Directors in each such year, at which meetings such Advisor and Observer shall be permitted to attend or otherwise participate as set forth herein. The Advisor and Observer shall sign a Regulation FD-compliant confidentiality agreement which is reasonably acceptable to Jesup and its counsel in connection with such representative’s attendance at meetings of the Board of Directors; and provided further that upon written notice to Jesup, the Company may exclude the Advisor and the Observer from meetings (i) for the portions of the meeting held in “executive session” and (ii) where, in the written opinion of counsel for the Company, the Advisor and Observer’s presence would jeopardize the attorney-client privilege. The Company agrees to give Jesup 10 days advance written notice of each such meeting and to provide Jesup with an agenda and minutes of the meeting no later than it provides such items to the other directors, and reimburse the Advisor and Observer of Jesup for their reasonable out-of-pocket expenses incurred in connection with its attendance at the meeting, including but not limited to, food, lodging and transportation. During the two-year period, the Company shall give notice to Jesup with respect to any proposed acquisitions, mergers, reorganizations or other similar transactions.

7.2 DESIGNATION OF DIRECTOR. In lieu of Jesup’s right to designate an Advisor and Observer, Jesup shall have the right, during the two year period, in its sole discretion, to designate one person for election as a director (the “Director”) of the Company and the Company will utilize its best commercial efforts to obtain the election of such person, who shall be entitled to receive compensation equal to the highest compensation of other non-employees of the Company, excluding the Chairperson of the Company’s Audit Committee of the Board of Directors.

7.3 INDEMNIFICATION OF ADVISOR, OBSERVER, OR DIRECTOR. The Company agrees to indemnify and hold such Advisor, Observer or Director harmless against any and all claims, actions, damages, costs, expenses and judgments arising solely out of the attendance and participation of the Advisor, Observer or Director, at any meeting of the Board of Directors described in this Section 7. The Company shall maintain Director and Officer liability insurance in the minimum amount of $10,000,000, affording coverage for the acts of its officers, directors and the Advisor, Observer or Director, for a period of three years from the Effective Date.

8. ADDITIONAL COVENANTS.

8.1 BOARD COMPOSITION AND BOARD DESIGNATIONS. For a period of two years from the Effective Date, the Company shall ensure that (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the AMEX, (ii) at least one member of the board of directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, and (iii) the Board of Directors shall be comprised of at least five members.

8.2 Intentionally Omitted.

8.3 PRESS RELEASES. The Company will not issue a press release or engage in any other publicity until 40 days after the Effective Date without the Representative’s prior written consent, other than normal and customary releases issued in the ordinary course of the Company’s business, each of which Jesup shall have a right to review in advance of publication.

9. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

10. EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.

10.1 EFFECTIVE DATE. This Agreement shall become effective on the Effective Date at the time that the Registration Statement is declared effective.

10.2 TERMINATION. The Underwriters shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representative’s opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a war other than in Afghanistan or Iraq or there are other major hostilities in or outside those countries, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Securities, or (vii) if the Company has breached any of its representations, warranties or obligations hereunder (subject to any materiality qualifications contained therein), or (viii) if the Underwriter shall have become aware after the date hereof of such a material adverse change in the condition (financial or otherwise), business, or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s reasonable judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities.

10.3 NOTICE. If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, the Company shall be notified on the same day as such election is made by you by telephone or facsimile transmission, confirmed by letter.

10.4 EXPENSES. In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms hereof, the obligations of the Company to pay the expenses related to the transactions contemplated herein shall be governed by Section 3.14 hereof.

10.5 INDEMNIFICATION. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

11. MISCELLANEOUS.

11.1 NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed, or, if mailed, two days after such mailing.

If to the Representative:
Jesup & Lamont Securities Corporation
650 Fifth Avenue
New York, New York 10019
Attention: Andres Bello
Facsimile: (212) 757-7478

Copy to:
Gersten, Savage LLP
600 Lexington Avenue, 9th Floor
New York, New York 10022
Attention: Arthur S. Marcus, Esq.
Facsimile: (212) 980-5192

If to the Company:
Passport Restaurants, Inc.
804 Pier View Way, Suite 208
Oceanside, California 92054
Attention: John Creed
Facsimile: [________]

Copy to:
Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, New York 10036
Attention: Ronald A. Fleming, Esq.
Telecopier: (212) 298-9931

11.2 HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

11.3 AMENDMENT. This Agreement may be amended only by a written instrument executed by each of the parties hereto.

11.4 ENTIRE AGREEMENT. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

11.5 BINDING EFFECT. This Agreement shall inure solely to the benefit of and shall be binding upon, the Representative, the other Underwriter, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

11.6 GOVERNING LAW, JURISDICTION. This Agreement shall be governed by and construed and enforced in accordance with the law of the State of New York, without giving effect to conflicts of law. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 11.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The parties agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

11.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

11.8 WAIVER, ETC. The failure of any of the parties hereto at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto thereafter to enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

PACIFIC RESTAURANT HOLDINGS, INC.

By:
	Name:	John Creed
	Title:	Chief Executive Officer

Accepted as of the date first above written.

JESUP & LAMONT SECURITIES CORPORATION

By:
	Name:	Andres Bello
	Title:	Senior Managing Director

SCHEDULE I

Underwriter	Number of Firm Securities to be Purchased
Jesup & Lamont Securities Corporation

Empire Financial Group, Inc.	_____________________________________
1,700,000